Exhibit 99.1

For more information contact
Media:
Alicia Dixon
Phone	713.825.9107
Investors:
David Mordy
Phone	713.207.6500

For Immediate Release
CenterPoint Energy reports full-year 2019 earnings of $1.33 per diluted share; $1.79 earnings per diluted share on a guidance basis, excluding certain Vectren merger impacts and impairment charges

• Strong utility performance drives 2019 results well above upper end of EPS guidance basis range of $1.60 - $1.70
• Sale of Energy Services and Infrastructure Services businesses
• Announced 2020 Utility EPS guidance range of $1.10 - $1.20; 2020 Midstream Investments EPS expected range of $0.23 - $0.28

Houston - February 27, 2020 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $674 million, or $1.33 per diluted share, for the full-year 2019, compared with $333 million, or $0.74 per diluted share for the full-year 2018. On a guidance basis, full-year 2019 earnings were $1.79 per diluted share, excluding certain impacts associated with the Vectren merger (the merger) and non-cash impairment charges recorded at Energy Services and Midstream Investments. Full-year 2019 earnings, on a guidance basis, included $0.12 of favorable weather and one-time tax benefits. Full-year 2018 earnings, on a guidance basis and excluding certain impacts associated with the merger, were $1.60 per diluted share.

Fourth quarter 2019 earnings were $0.25 per diluted share, compared to $0.18 per diluted share for the fourth quarter of 2018. On a guidance basis and excluding certain impacts associated with the merger and non-cash impairment charges, fourth quarter 2019 earnings were $0.45 per diluted share, compared to $0.36 per diluted share for the fourth quarter of 2018.

“I am very pleased with our 2019 results, driven by strong utility performance, primarily as a result of customer growth and disciplined cost management, as well as favorable weather and tax related outcomes,” said John W. Somerhalder II, interim president and chief executive officer of CenterPoint Energy. “The recently announced agreements to sell our Energy Services and Infrastructure Services businesses will further sharpen the company’s focus on our core utility businesses, improving our business profile and earnings quality, while at the same time strengthening our balance sheet and enhancing our investment grade credit quality.”

Business Segments

Houston Electric - Transmission & Distribution

The Houston electric - transmission & distribution segment reported operating income of $624 million for the full-year 2019, consisting of $590 million from the regulated electric transmission and distribution utility operations (TDU) and $34 million related to securitization bonds. Operating income for the TDU for 2019 includes $10 million of merger-related expenses. Excluding merger-related expenses, 2019 TDU operating income was $600 million.
Operating income for 2018 was $623 million, consisting of $568 million from the TDU and $55 million related to securitization bonds. Excluding merger-related expenses, operating income for the TDU benefited primarily from rate relief, lower operation and maintenance expenses, customer growth and miscellaneous revenues, primarily

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related to right-of-way revenues. These benefits were partially offset by increased depreciation and amortization expense, lower usage, lower revenues related to the Tax Cuts and Jobs Act (TCJA) and lower equity return, primarily related to the annual true-up of transition charges.

Indiana Electric – Integrated

The Indiana electric – integrated segment reported operating income of $90 million for the full-year 2019. Operating income includes $21 million of merger-related expenses. These results are not comparable to 2018 as this segment was acquired in the merger in February 2019.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $408 million for the full-year 2019. Operating income includes $55 million of merger-related expenses. Excluding merger-related expenses, 2019 natural gas distribution segment operating income was $463 million. Natural gas distribution segment operating income for the full-year 2018 was $266 million.

Excluding merger-related expenses, operating income increased $136 million due to the gas utilities acquired in the merger in February 2019. The remaining increase is primarily due to favorable weather and usage, driven by timing of a decoupling mechanism in Minnesota, rate relief, customer growth and lower operation and maintenance expenses. These increases were partially offset by increased depreciation and amortization expense.

Energy Services

The energy services segment reported operating income of $32 million for the full-year 2019, which included a mark-to-market gain of $39 million and a non-cash impairment charge of $48 million recorded for goodwill, compared with an operating loss of $47 million for 2018, which included a mark-to-market loss of $110 million. Excluding mark-to-market adjustments and the non-cash impairment charge, operating income was $41 million for the full-year 2019 compared to $63 million for 2018. Operating income, excluding mark-to-market adjustments and the non-cash impairment charge, decreased primarily as a result of a decrease in margin due to fewer opportunities to optimize natural gas supply costs in 2019 relative to 2018.

Infrastructure Services

The infrastructure services segment reported operating income of $95 million for the full-year 2019. Operating income includes $32 million of merger-related expenses. These results are not comparable to 2018 as this segment was acquired in the merger in February 2019.

Midstream Investments

The midstream investments segment reported $229 million of equity income for the full-year 2019, which included the company's share, $46 million, of the non-cash impairment charge Enable Midstream Partners, LP (Enable) recorded for goodwill. Equity income for 2018 was $307 million. For further detail, please refer to Enable's investor materials provided during its 4th quarter earnings call on February 19, 2020.

Corporate and Other

The corporate and other segment reported an operating loss of $23 million for the full-year 2019, compared with an $11 million operating loss for 2018. Operating income in 2019 included $79 million of merger-related expenses. Operating income for 2018 included $46 million of merger-related expenses.

Earnings Outlook

To provide greater transparency on utility earnings, 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range.

•	2020 guidance basis Utility EPS range of $1.10 - $1.20

•	2020 - 2024 target of 5 - 7% compound annual guidance basis Utility EPS growth, using the 2020 range of $1.10 - $1.20 as the starting EPS

•	2020 Midstream Investments EPS expected range is $0.23 - $0.28

Utility EPS Guidance Range

•
Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution business segments, as well as after tax operating income from the Corporate and Other business segment.

•
The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings and anticipated cost savings as a result of the merger. The Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements and other items directly attributable to the parent along with the associated income taxes.

•	Utility EPS guidance excludes:

◦	Certain integration and transaction-related fees and expenses associated with the merger

◦	Severance costs

◦	Midstream Investments and allocation of associated corporate overhead

◦
Results related to Infrastructure Services and Energy Services prior to the anticipated closing of the sale of those businesses, including anticipated costs and impairment resulting from the sale of Infrastructure Services and Energy Services

◦	Earnings or losses from the change in value of ZENS and related securities

◦	Changes in accounting standards
In providing this 2020 guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider the items noted above and other potential impacts, including unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities is not estimable as it is highly variable and difficult to predict due to various factors outside of management’s control.

Midstream Investments EPS Expected Range
The 2020 Midstream Investments EPS expected range is $0.23 - $0.28. In providing this EPS range for Midstream Investments, the company assumes a 53.7 percent limited partner ownership interest in Enable and includes the amortization of its basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated Feb. 19, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

	Quarter Ended
	December 31, 2019		December 31, 2018
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)
Consolidated income available to common shareholders and diluted EPS	$128	$0.25	$90	$0.18
Timing effects impacting CES (2):
Mark-to-market (gains) losses (net of taxes of $2 and $9) (3)	6	0.01	30	0.06
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $16 and $19) (3)(4)	(60)	(0.12)	69	0.13
Indexed debt securities (net of taxes of $16 and $18) (3)	60	0.12	(66)	(0.13)
Consolidated on a guidance basis	$134	$0.26	$123	$0.24
Impacts associated with the Vectren merger:
Impacts associated with the Vectren merger (net of taxes of $1 and $2) (3)	17	0.03	37	0.07
Impact of increased share count on EPS	—	—	—	0.05
Total merger impacts	17	0.03	37	0.12
Loss on CenterPoint's share of Enable's impairment of its goodwill (net of taxes of $11) (3)	35	0.07	—	—
Loss on impairment of Energy Services goodwill (net of taxes of $3) (3)	45	0.09	—	—
Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and losses on impairment of Energy Services and Midstream Investments	$231	$0.45	$160	$0.36

(1)
Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(2)	Energy Services segment

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

	Twelve Months Ended
	December 31, 2019		December 31, 2018
	Dollars in millions	Diluted EPS (1)	Dollars in millions	Diluted EPS (1)
Consolidated income available to common shareholders and diluted EPS	$674	$1.33	$333	$0.74
Timing effects impacting CES (2):
Mark-to-market (gains) losses (net of taxes of $9 and $26) (3)	(30)	(0.07)	84	0.18
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $59 and $5) (3)(4)	(223)	(0.44)	17	0.04
Indexed debt securities (net of taxes of $61 and $49) (3)(5)	231	0.46	183	0.40
Consolidated on a guidance basis	$652	$1.28	$617	$1.36
Impacts associated with the Vectren merger:
Impacts associated with the Vectren merger (net of taxes of $40 and $12) (3)	163	0.33	81	0.18
Impact of increased share count on EPS	—	0.02	—	0.06
Total merger impacts	163	0.35	81	0.24
Loss on CenterPoint's share of Enable's impairment of its goodwill (net of taxes of $11) (3)	35	0.07	—	—
Loss on impairment of Energy Services goodwill (net of taxes of $3) (3)	45	0.09	—	—
Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and losses on impairment of Energy Services and Midstream Investments	$895	$1.79	$698	$1.60

(1)
Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(2)	Energy Services segment

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)
As of and after June 14, 2018, comprised of common stock of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of common stock of Time Warner Inc. and Charter Communications, Inc. Results prior to January 31, 2018 also included common stock of Time Inc.

(5)	2018 results include amount associated with the acquisition of Time Warner Inc. by AT&T Inc. as well as the Meredith tender offer for Time Inc. common stock

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, February 27, 2020, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and approximately $35 billion in assets, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) the timing of payments from Enable’s customers under existing contracts, including minimum volume commitment payments; (G) changes in tax status; and (H) access to debt and equity capital; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-utility products and services and effects of energy efficiency measures and demographic patterns; (4) the outcome of the pending Houston Electric rate case; (5) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (6) future economic conditions in regional and national markets and their effect on sales, prices and costs; (7) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (8) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (9) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (10) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (11) the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials; (12) the ability of CenterPoint Energy’s and CERC’s non-utility business operating in the Energy Services reportable segment to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts; (13) actions by credit rating agencies, including any potential downgrades to credit ratings; (14) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (15) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or cancellations or in cost overruns that cannot be recouped in rates; (16) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (17) local, state and federal legislative and regulatory actions or developments relating to the environment, including, among other things those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals (CCR) that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (18) the impact of unplanned facility outages or other closures; (19) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (20) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s existing and future investments, including those related to the Indiana Electric’s anticipated Integrated Resource Plan; (21) CenterPoint Energy’s ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (22) CenterPoint Energy’s ability to control operation and maintenance costs; (23) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (24) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (25) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (26) changes in rates of inflation; (27) inability of various counterparties to meet their obligations to CenterPoint Energy; (28) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (29) the extent and effectiveness of CenterPoint Energy’s and Enable’s risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (30) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (31) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the proposed sales of Infrastructure Services and CES, which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (32) the recording of impairment charges, including any impairment associated with Infrastructure Services and CES; (33) the performance of projects undertaken by CenterPoint Energy’s non-utility businesses and the success of efforts to realize value from, invest in and develop new opportunities and other factors affecting those non-utility businesses, including, but not limited to, the level of success in bidding contracts, fluctuations in volume and mix of contracted work, mix of projects received under blanket contracts, failure to properly estimate cost to construct projects or unanticipated cost increases in completion of the contracted work, changes in energy prices that affect demand for construction services and projects and cancellation and/or reductions in the scope of projects by customers and obligations related to warranties and guarantees; (34) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (35) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (36) the outcome of litigation; (37) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (38) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (39) the impact of alternate energy sources on the demand for natural gas; (40) the timing and outcome of any audits, disputes and other proceedings related to taxes; (41) the effective tax rates; (42) the transition to a replacement for the LIBOR benchmark interest rate; (43) the effect of changes in and application of accounting standards and pronouncements; and (44) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income available to common shareholders and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

To provide greater transparency on utility earnings, CenterPoint Energy’s 2020 guidance will be presented in two components, a guidance basis Utility EPS range and a Midstream Investments EPS expected range. The 2020 Utility EPS guidance range includes net income from Houston Electric, Indiana Electric and Natural Gas Distribution business segments, as well as after tax operating income from the Corporate and Other business segment. The 2020 Utility EPS guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, regulatory and judicial proceedings and anticipated cost savings as a result of the merger. The 2020 Utility EPS guidance range also assumes an allocation of corporate overhead based upon its relative earnings contribution. Corporate overhead consists of interest expense, preferred stock dividend requirements and other items directly attributable to the parent along with the associated income taxes. Utility EPS guidance excludes (a) certain integration and transaction-related fees and expenses associated with the merger, (b) severance costs, (c) Midstream Investments and associated allocation of corporate overhead, (d) results related to Infrastructure Services and Energy Services prior to the anticipated closing of the sale of those businesses, including anticipated costs and impairment resulting from the sale of Infrastructure Services and Energy Services, and (e) earnings or losses from the change in value of ZENS and related securities. In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities is not estimable as it is highly variable and difficult to predict due to various factors outside of management’s control.

The 2020 Midstream Investments EPS expected range assumes a 53.7 percent limited partner ownership interest in Enable and includes the amortization of the Company’s basis differential in Enable and assumes an allocation of CenterPoint Energy corporate overhead based upon Midstream Investments relative earnings contribution. The Midstream Investments EPS expected range takes into account such factors as Enable’s most recent public outlook for 2020 dated Feb. 19, 2020, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards, impairments or Enable’s unusual items.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Utility revenues	$1,907	$1,629	$7,162	$6,163
Non-utility revenues	1,323	1,407	5,139	4,426
Total	3,230	3,036	12,301	10,589
Expenses:
Utility natural gas, fuel and purchased power	505	451	1,683	1,410
Non-utility cost of revenues, including natural gas	1,016	1,437	4,029	4,364
Operation and maintenance	934	621	3,550	2,335
Depreciation and amortization	300	261	1,287	1,243
Taxes other than income taxes	125	99	478	406
Goodwill impairment	48	—	48	—
Total	2,928	2,869	11,075	9,758
Operating Income	302	167	1,226	831
Other Income (Expense):
Gain (loss) on marketable securities	76	(88)	282	(22)
Gain (loss) on indexed debt securities	(76)	84	(292)	(232)
Interest and other finance charges	(139)	(102)	(528)	(361)
Interest on Securitization Bonds	(8)	(13)	(39)	(59)
Equity in earnings of unconsolidated affiliates, net	17	99	230	307
Other, net	10	34	50	50
Total	(120)	14	(297)	(317)
Income Before Income Taxes	182	181	929	514
Income tax expense	25	61	138	146
Net Income	157	120	791	368
Preferred stock dividend requirement	29	30	117	35
Income Available to Common Shareholders	$128	$90	$674	$333

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Basic Earnings Per Common Share	$0.25	$0.18	$1.34	$0.74
Diluted Earnings Per Common Share	$0.25	$0.18	$1.33	$0.74
Dividends Declared per Common Share	$0.2875	$0.5650	$0.8625	$1.1200
Dividends Paid per Common Share	$0.2875	$0.2775	$1.1500	$1.1100
Weighted Average Common Shares Outstanding (000):
- Basic	502,241	500,437	502,050	448,829
- Diluted	505,348	504,073	505,157	452,465

Operating Income (Loss) by Reportable Segment
Houston Electric T&D:
TDU	$95	$88	$590	$568
Bond Companies	7	12	34	55
Total Houston Electric T&D	102	100	624	623
Indiana Electric Integrated	26	—	90	—
Natural Gas Distribution	167	100	408	266
Energy Services	(32)	(27)	32	(47)
Infrastructure Services	45	—	95	—
Corporate and Other	(6)	(6)	(23)	(11)
Total	$302	$167	$1,226	$831

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Houston Electric T&D
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2019	2018	Fav/Unfav	2019	2018	Fav/Unfav
Revenues:
TDU	$641	$629	2%	$2,684	$2,638	2%
Bond Companies	42	101	(58)%	312	594	(47)%
Total	683	730	(6)%	2,996	3,232	(7)%
Expenses:
Operation and maintenance, excluding Bond Companies	390	388	(1)%	1,470	1,444	(2)%
Depreciation and amortization, excluding Bond Companies	95	93	(2)%	377	386	2%
Taxes other than income taxes	61	60	(2)%	247	240	(3)%
Bond Companies	35	89	61%	278	539	48%
Total expenses	581	630	8%	2,372	2,609	9%
Operating Income	$102	$100	2%	$624	$623	—
Operating Income:
TDU	$95	$88	8%	$590	$568	4%
Bond Companies	7	12	(42)%	34	55	(38)%
Total Segment Operating Income	$102	$100	2%	$624	$623	—
Actual MWH Delivered
Residential	5,942,089	5,919,117	—	30,334,230	30,405,434	—
Total	20,763,160	20,062,233	3%	92,179,772	90,408,834	2%
Weather (percentage of 10-year average for service area):
Cooling degree days	105%	91%	14%	106%	103%	3%
Heating degree days	102%	119%	(17)%	96%	104%	(8)%
Number of metered customers - end of period:
Residential	2,243,188	2,198,225	2%	2,243,188	2,198,225	2%
Total	2,534,286	2,485,370	2%	2,534,286	2,485,370	2%

	Indiana Electric Integrated (1)
	Quarter Ended December 31, 2019	Year Ended December 31, 2019 (1)
Revenues	$135	$523
Utility natural gas, fuel and purchased power	37	149
Revenues less Utility natural gas, fuel and purchased power	98	374
Expenses:
Operation and maintenance	43	179
Depreciation and amortization	25	91
Taxes other than income taxes	4	14
Total expenses	72	284
Operating Income	$26	$90
Actual MWH Delivered
Retail	1,033	4,310
Wholesale	85	376
Total	1,118	4,686
Number of metered customers - end of period:
Residential	128,947	128,947
Total	147,942	147,942

(1) Represents February 1, 2019 through December 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Natural Gas Distribution (1)
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2019	2018	Fav/Unfav	2019 (1)	2018	Fav/Unfav
Revenues	$1,100	$909	21%	$3,683	$2,967	24%
Utility natural gas, fuel and purchased power	499	495	(1)%	1,617	1,467	(10)%
Revenues less Utility natural gas, fuel and purchased power	601	414	45%	2,066	1,500	38%
Expenses:
Operation and maintenance	269	211	(27)%	1,036	803	(29)%
Depreciation and amortization	109	67	(63)%	417	277	(51)%
Taxes other than income taxes	56	36	(56)%	205	154	(33)%
Total expenses	434	314	(38)%	1,658	1,234	(34)%
Operating Income	$167	$100	67%	$408	$266	53%
Throughput data in BCF
Residential	86	63	37%	246	186	32%
Commercial and Industrial	132	77	71%	458	285	61%
Total Throughput	218	140	56%	704	471	49%
Weather (average for service area)
Percentage of 10-year average:
Heating degree days	102%	112%	(10)%	101%	106%	(5)%
Number of customers - end of period:
Residential	4,252,361	3,246,277	31%	4,252,361	3,246,277	31%
Commercial and Industrial	349,749	260,033	35%	349,749	260,033	35%
Total	4,602,110	3,506,310	31%	4,602,110	3,506,310	31%

(1) Includes acquired natural gas operations February 1, 2019 through December 31, 2019 results only due to the Merger.

	Energy Services
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2019	2018	Fav/Unfav	2019	2018	Fav/Unfav
Revenues	$936	$1,456	(36)%	$3,782	$4,521	(16)%
Non-utility cost of revenues, including natural gas	892	1,455	39%	3,588	4,453	19%
Revenues less Non-utility cost of revenues, including natural gas	44	1	4,300%	194	68	185%
Expenses:
Operation and maintenance	23	22	(5)%	96	96	—
Depreciation and amortization	4	4	—	16	16	—
Taxes other than income taxes	1	2	50%	2	3	33%
Goodwill Impairment	48	—	—	48	—	—
Total expenses	76	28	(171)%	162	115	(41)%
Operating Income (Loss)	$(32)	$(27)	(19)%	$32	$(47)	168%
Timing impacts of mark-to-market gain (loss)	$(8)	$(39)	79%	$39	$(110)	135%
Throughput data in BCF	345	362	(5)%	1,305	1,355	(4)%
Number of customers - end of period	31,000	30,000	3%	31,000	30,000	3%

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Infrastructure Services (1)
	Quarter Ended December 31, 2019	Year Ended December 31, 2019 (1)
Revenues	$341	$1,190
Non-utility cost of revenues, including natural gas	81	309
Revenues less Non-utility cost of revenues, including natural gas	260	881
Expenses:
Operation and maintenance	204	734
Depreciation and amortization	11	50
Taxes other than income taxes	—	2
Total expenses	215	786
Operating Income	$45	$95
Backlog at period end:
Blanket contracts	$628	$628
Bid contracts	254	254
Total	$882	$882

(1) Represents February 1, 2019 through December 31, 2019 results only due to the Merger.

	Corporate and Other
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2019	2018	Fav/Unfav	2019 (1)	2018	Fav/Unfav
Revenues	$85	$4	2,025%	$300	$15	1,900%
Non-utility cost of revenues, including natural gas	60	—	—	218	—	—
Revenues less Non-utility cost of revenues, including natural gas	25	4	525%	82	15	447%
Expenses:
Operation and maintenance	7	(2)	(450)%	32	(16)	(300)%
Depreciation and amortization	22	9	(144)%	66	33	(100)%
Taxes other than income taxes	2	3	33%	7	9	22%
Total expenses	31	10	(210)%	105	26	(304)%
Operating Loss	$(6)	$(6)	—	$(23)	$(11)	(109)%

(1) Includes acquired corporate and other operations February 1, 2019 through December 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Capital Expenditures by Segment
	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019 (1)	2018
Houston Electric T&D	$311	$283	$1,033	$952
Indiana Electric Integrated	48	—	183	—
Natural Gas Distribution	325	229	1,098	638
Energy Services	3	7	12	20
Infrastructure Services	15	—	67	—
Corporate and Other	57	75	194	110
Total	$759	$594	$2,587	$1,720

(1) Includes capital expenditures of acquired businesses from February 1, 2019 through December 31, 2019 only due to the Merger.

	Interest Expense Detail
	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Amortization of Deferred Financing Cost	$7	$14	$29	$48
Capitalization of Interest Cost	(7)	(2)	(36)	(8)
Securitization Bonds Interest Expense	8	13	39	59
Other Interest Expense	139	90	535	321
Total Interest Expense	$147	$115	$567	$420

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$241	$4,231
Other current assets	3,606	2,794
Total current assets	3,847	7,025

Property, Plant and Equipment, net	20,945	14,044

Other Assets:
Goodwill	5,164	867
Regulatory assets	2,117	1,967
Investment in unconsolidated affiliates	2,408	2,482
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	595	261
Total other assets	10,647	5,940
Total Assets	$35,439	$27,009

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	231	458
Indexed debt, net	19	24
Current portion of other long-term debt	618	—
Other current liabilities	3,020	2,820
Total current liabilities	3,888	3,302

Other Liabilities:
Deferred income taxes, net	3,928	3,239
Regulatory liabilities	3,474	2,525
Other non-current liabilities	1,546	1,203
Total other liabilities	8,948	6,967

Long-term Debt:
VIE Securitization bonds	746	977
Other	13,498	7,705
Total long-term debt	14,244	8,682

Shareholders' Equity	8,359	8,058
Total Liabilities and Shareholders' Equity	$35,439	$27,009

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Year Ended December 31,
	2019	2018
Net income	$791	$368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,340	1,291
Deferred income taxes	69	48
Write-down of natural gas inventory	4	2
Equity in earnings of unconsolidated affiliates	(230)	(307)
Distributions from unconsolidated affiliates	261	267
Changes in net regulatory assets and liabilities	(114)	28
Changes in other assets and liabilities	(492)	427
Other, net	9	12
Net cash provided by operating activities	1,638	2,136

Net cash used in investing activities	(8,421)	(1,207)

Net cash provided by financing activities	2,776	3,053

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(4,007)	3,982

Cash, Cash Equivalents and Restricted Cash at Beginning of Year	4,278	296

Cash, Cash Equivalents and Restricted Cash at End of Year	$271	$4,278

Reference is made to the Combined Notes to the Consolidated Financial Statements
contained in the Annual Report on Form 10-K
of CenterPoint Energy, Inc.